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                                                                    EXHIBIT 10.2

                                 PROMISSORY NOTE
                     (Defeasance without Hyperamortization)

$12,950,000.00                                                     July 10, 2006

          THIS PROMISSORY NOTE (the "Note") is made as of July 10, 2006 by SUN COUNTRYSIDE ATLANTA LLC, a Michigan limited liability company (the "Borrower"), having an address at 27777 Franklin Road, Suite 200, Southfield, Michigan 48034, to and in favor of ARCS COMMERCIAL MORTGAGE CO., L.P., a California limited partnership, its successors and assigns (the "Lender"), having an address at 26901 Agoura Road, Suite 200, Calabasas Hills, California 91301.

          NOW, THEREFORE, FOR VALUE RECEIVED, Borrower unconditionally promises to pay to the order of Lender, without any counterclaim, setoff or deduction whatsoever, on the Maturity Date (as hereinafter defined), at the office of Lender, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of TWELVE MILLION NINE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($12,950,000.00), together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of SIX AND ONE HUNDRED FIFTY-NINE THOUSANDTHS PERCENT (6.159%) per annum (the "Note Rate"), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.

                                   ARTICLE I
                              TERMS AND CONDITIONS

     1.01 Payment of Principal and Interest. Interest shall be computed hereunder based on a three hundred sixty (360) day year and paid for the actual number of days elapsed for any whole or partial month in which interest is being calculated. In computing the number of days during which interest accrues, the day on which funds are initially advanced shall be included (regardless of the time of day such advance is made), and the day on which funds are repaid shall be included unless repayment is received prior to 4:00 p.m. Eastern time on that day. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a business day at the place designated for payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender (or if Lender designates another entity to receive payment on behalf of Lender, such entity) is open for business.

          (a) If the advance of the principal amount evidenced by this Note is made on a date other than the sixth (6th) day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof, interest at the Note Rate as follows: (a) if the advance of the principal amount evidenced by this Note is made prior to the sixth (6th) day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution


PROMISSORY NOTE - Page 1

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hereof, interest at the Note Rate for a period from the date of such advance through and including the fifth (5th) day of the calendar month in which this
Note is funded; or (b) if the advance of the principal amount evidenced by this
Note is made after the sixth (6th) day of a calendar month, then Borrower shall pay to Lender, contemporaneously with the execution hereof, interest at the Note Rate for a period from the date of such advance through and including the fifth
(5th) day of the first calendar month following the month in which this Note is funded. Each subsequent interest accrual period shall commence on the sixth
(6th) day of each calendar month during the term of the Note and shall end on and include the fifth (5th) day of the next occurring calendar month.

          (b) Interest only payments, due in arrears, shall be due and payable beginning on SEPTEMBER 6, 2006, and continuing on the sixth (6th) day of each and every month thereafter through and including JULY 6, 2016.

          (c) On AUGUST 6, 2016 (the "Maturity Date"), the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.

Each sixth (6th) day of a calendar month during the term of this Note shall be herein referred to as a "Payment Date". For purposes of making payments hereunder, but not for purposes of calculating interest accrual periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal due on the Maturity Date, interest shall be payable at the Note Rate through and including the day immediately preceding such Maturity Date.

     1.02 Prepayment.

          (a) Prior to the Lockout Expiration Date (defined below), this Note may not be prepaid, either in whole or part, provided, however, Borrower shall have the right and option to have the Property (as hereinafter defined) released from the lien of the applicable Mortgage (as hereinafter defined) in accordance with the terms and conditions of the Defeasance provisions set forth in Section
1.35 of the applicable Mortgage. This Note may be prepaid in whole but not in part (except as otherwise specifically provided herein) at any time after the date that is six (6) months prior to the Maturity Date (the "Lockout Expiration Date"), provided (i) written notice of such prepayment is received by Lender not more than sixty (60) days and not less than thirty (30) days prior to the date of such prepayment; (ii) such prepayment is made on a Payment Date (or, if such prepayment is not received on a Payment Date, interest is paid through the next Payment Date) and is accompanied by all interest accrued hereunder and all other sums due hereunder or under the other Loan Documents (as hereinafter defined); and (iii) all of the Notes (as defined in the Mortgage) are simultaneously paid in full.

          (b) (1) Except as otherwise expressly provided in Section 1.02(c) below, if, prior to the Lockout Expiration Date and following the acceleration of the Maturity Date of this Note after the occurrence of an Event of Default (as defined in any of the Mortgages), Borrower shall tender payment of an amount sufficient to satisfy all of the indebtedness evidenced by this Note and the other Loan Documents at any time prior to a sale of the Property, either through foreclosure or the exercise of the other remedies available to Lender under the Mortgages, such tender by Borrower shall be deemed to be voluntary and Borrower shall pay, in


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addition to the amounts payable hereunder and under the other Loan Documents, a prepayment fee in an amount equal to the Required Yield Maintenance (as hereinafter defined) plus one percent (1%) of the principal amount being prepaid. Such prepayment fee shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee. For purposes hereof, "Required Yield Maintenance" shall mean an amount equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid; and (B) the positive excess of (i) the present value ("PV") of all future installments of principal and/or interest, to the extent due under this Note, including the principal amount due at maturity (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such premium is payable for instruments having a maturity coterminous with the remaining term of this Note, over (ii) the principal amount of this Note outstanding immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = prepayment fee]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to maturity, calculated by averaging (rounded upward to the nearest 1/8 of 1% per annum) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded upward to the nearest 1/8 of 1% per annum). In the event that there is no Treasury Constant Maturity Index available, Lender may select an alternate index as may be reasonable based on the available indices.

               (2) In the event that any prepayment fee is due hereunder, Lender may at its option or on Borrower's request deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error. Such calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield or otherwise as a condition to receiving the prepayment fee. With regard to any prepayment made hereunder (except for a prepayment resulting from the application of condemnation or insurance proceeds), if prior written notice required in clause (a)(i) above has not been received by Lender, the prepayment shall be increased by an amount equal to the lesser of (x) thirty (30) days' unearned interest computed on the outstanding principal balance of this Note so prepaid; and (y) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the Maturity Date.

          (c) Partial prepayments of this Note shall not be permitted, except partial prepayments resulting from Lender applying insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Mortgages, in which event no prepayment fee or premium shall be due. No notice of prepayment shall be required under the circumstance specified in the preceding sentence. No principal amount repaid may be reborrowed. All such proceeds shall be payable to Lender unless prohibited by law, regulation,


PROMISSORY NOTE - Page 3

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operation of such policy or the specific terms of the Loan Documents. Partial payments of principal shall be applied to the unpaid principal balance evidenced hereby on the next succeeding Payment Date following Lender's determination to apply insurance or condemnation proceeds to the partial prepayment of the outstanding principal balance of this Note.

          (d) Except as otherwise expressly provided in Section 1.02(c) above, the prepayment fees provided above shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this
Note is paid prior to the Lockout Expiration Date, whether such prepayment is voluntary or involuntary, even if such prepayment results from Lender's exercise of its rights upon Borrower's default hereunder or upon an Event of Default under any of the Loan Documents and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is due shall be effective unless such prepayment is accompanied by the prepayment fee.

     1.03 Security. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, (a) that certain Deed to Secure Debt and Security Agreement (the "Mortgage"), dated of even date herewith, made by Borrower for the benefit of Lender, encumbering certain property located in Gwinnett County, Georgia, and (b) an Assignment of Leases and Rents, dated of even date herewith, made by Borrower for the benefit of Lender (the "Assignment"). The Mortgage, the Assignment, that certain Cash Management Agreement dated of even date herewith, this Note, any indemnity and guaranty agreement, any hazardous substances indemnity agreement, and such other agreements, documents and instruments, together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, replacements, and extensions and modifications thereof, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference. Some of the Loan Documents are to be filed for record on or about the date hereof in the appropriate public records.

     1.04 Default.

          (a) It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made when due, or should any other Event of Default occur under any of the Loan Documents, including without limitation, any sale, transfer, conveyance or other violation of the terms of Section 1.13 of the Mortgages, then a default shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated Maturity Date.

          (b) In the event that any payment is not received by Lender on the date when due, then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment in order to defray Lender's expenses in addressing and processing the delinquent payment and compensate Lender from the loss of the use of such payment. Such amount shall be


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secured by the Loan Documents, but shall not result in any extension of the
Maturity Date nor a waiver of any other right or remedy available to Lender in connection with the Loan Documents.

          (c) So long as any default exists hereunder, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note at a rate per annum equal to five percent (5.0%) plus the interest rate which would be in effect hereunder absent such default or maturity, or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from Borrower under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable. Such amounts shall be secured by the Loan Documents, but shall not result in any extension of the Maturity Date nor a waiver of any other right or remedy available to Lender in connection with the Loan Documents.

          (d) Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty. The remedies of Lender in this Note or in the other Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. Time is of the essence with respect to all matters concerning or relating to this Note. Borrower agrees to pay on demand all expenses and costs of enforcement, administration and collection incurred or paid by Lender including, but not limited to, reasonable attorney's fees and disbursements of Lender, whether or not with respect to retained firms, the reimbursement for the expenses of in-house staff, or otherwise and whether or not any legal proceeding is commenced hereunder. The foregoing amounts shall be paid together with interest thereon at the Default Interest Rate from the date paid or incurred by Lender until such expenses are paid by the Borrower.

     1.05 Exculpation. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications set forth below, Lender agrees that
(i) Borrower shall be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents to the full extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal), rights, estates and interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents (collectively, the "Property"), (ii) if default occurs in the timely and proper payment of all or any part of such indebtedness evidenced hereby or if an Event of Default occurs under any of the Loan Documents, any judicial proceedings brought by Lender against Borrower shall be limited to the preservation, enforcement and foreclosure, or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, and confirmation of any sale under power of sale, and no attachment, execution or other writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower or its general or limited partners other than the Property except with respect to the liability described below in this section, and (iii) in the event of a foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents, whether by judicial proceedings or exercise


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of power of sale, no judgment for any deficiency upon the indebtedness evidenced hereby shall be sought or obtained by Lender against Borrower, except with respect to the liability described below in this section; provided, however, that, notwithstanding the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action as follows:

          (a) for proceeds paid under any insurance policies (or paid as a result of any other claim or cause of action against any person or entity) by reason of damage, loss or destruction to all or any portion of the Property, to the full extent of such proceeds not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, but only to the extent Borrower or any affiliate of Borrower has control over the disbursement of such proceeds;

          (b) for proceeds or awards resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Property, or any of them, to the full extent of such proceeds or awards not previously delivered to Lender, but which, under the terms of the Loan Documents, should have been delivered to Lender, but only to the extent Borrower or any affiliate of Borrower has control over the disbursement of such proceeds;

          (c) for all tenant security deposits or other refundable deposits paid to or held by Borrower or any other person or entity in connection with leases of all or any portion of the Property which are not applied in accordance with the terms of the applicable lease or other agreement, but only to the extent Borrower or any affiliate of Borrower has control over the disbursement of such proceeds;

          (d) for rent and other payments received from tenants under leases of all or any portion of the Property paid more than one (1) month in advance, but only to the extent Borrower or any affiliate of Borrower has control over the disbursement of such proceeds;

          (e) for rents, issues, profits and revenues of all or any portion of the Property received or applicable to a period after any Event of Default or any other breach which with the giving of notice and passage of time would constitute an Event of Default under the Loan Documents which are not either applied to the ordinary and necessary expenses of owning and operating the Property or paid to Lender, but only to the extent Borrower or any affiliate of Borrower has control over the disbursement of such proceeds;

          (f) for damage to the Property as a result of the intentional misconduct or gross negligence of Borrower or any of its principals, officers, general partners, managers or members, or any agent or employee of any such persons, or any removal of the Property in violation of the terms of the Loan Documents, to the full extent of the losses or damages actually incurred by Lender on account of such damage or removal;

          (g) for Borrower's failure to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other claims which could create liens on any portion of the Property, accruing prior to the date Lender acquires actual possession and control of the Property, which would be superior to the lien or security title of the Mortgage corresponding to the Property or the other Loan Documents, to the full extent of the amount claimed by any such lien claimant;


PROMISSORY NOTE - Page 6

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          (h) for all obligations and indemnities of Borrower under the Loan
Documents relating to hazardous or toxic substances or compliance with environmental laws and regulations to the full extent of any losses or damages (including those resulting from diminution in value of any Property) incurred by Lender as a result of the existence of such hazardous or toxic substances or failure to comply with environmental laws or regulations;

          (i) for fraud or material misrepresentation by any one or more of the following: (1) Borrower; (2) any guarantor or any indemnitor; (3) any principals, officers, general partners, managers, members or any beneficial owners of any of the parties described in this subsection; (4) any agent, employee or other person authorized or apparently authorized to make statements or representations on behalf of any of the parties described in this subsection, in each case, to the full extent of any losses, damages and expenses of Lender on account thereof; and

          (j) the costs incurred in recovering such amounts, including, without limitation, attorneys' fees and expenses.

References herein to particular sections of the Loan Documents shall be deemed references to such sections as affected by other provisions of the Loan Documents relating thereto. Nothing contained in this section shall (i) be deemed to be a waiver, release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Property; or (ii) preclude Lender from foreclosing the Loan Documents in case of any default hereunder or any Event of Default under any of the Loan Documents or from enforcing any of the other rights of Lender except as stated in this section; or (iii) limit or impair in any way whatsoever the Indemnity and Guaranty Agreement or the Hazardous Substances Indemnity Agreement, each of even date herewith, executed and delivered in connection with the indebtedness evidenced by this Note or release, relieve, reduce, waive or impair in any way whatsoever, any obligation of any party to such Indemnity and Guaranty Agreement or Hazardous Substances Indemnity Agreement or any other agreement relating hereto. Borrower agrees that Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced by this Note and the other obligations of Borrower under the Loan Documents or to require that all collateral shall continue to secure all of such indebtedness and obligations.

     1.06 Exceptions to Exculpation. Notwithstanding anything to the contrary in this Note or any of the Loan Documents, the obligations of Borrower under this Note and the other Loan Documents shall be fully recourse to Borrower in the event that: (i) the first full monthly payment of interest under this Note is not paid when due; (ii) Borrower fails to maintain its status as a single purpose entity, as required by, and in accordance with the terms and provisions of, the Mortgage executed by Borrower; (iii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Property; (iv) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Property or any interest therein to the extent required by the Mortgage executed by Borrower;
(v) a receiver, liquidator or trustee of Borrower or of any guarantor shall be appointed or if Borrower or any guarantor shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar


PROMISSORY NOTE - Page 7

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federal or state law, shall be filed by, consented to, or acquiesced in by,
Borrower or any guarantor or if any proceeding for the dissolution or liquidation of Borrower or of any guarantor shall be instituted by Borrower or any guarantor; (vi) Borrower or any guarantor shall have colluded with other creditors to cause an involuntary bankruptcy filing with respect to Borrower or any guarantor; or (vii) Borrower defaults hereunder or under any of the other Loan Documents in any way and Borrower or any guarantor contests or in any way interferes with, directly or indirectly, any foreclosure action, Uniform Commercial Code sale and/or deed in lieu of foreclosure transaction commenced by Lender or with any other enforcement of Lender's rights, powers or remedies under any of the Loan Documents or under any document evidencing, securing or otherwise relating to any of the Collateral (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action, seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise).

     1.07 Delegation to Servicer. At the option of Lender, the Loan (as defined in the Mortgage) may be serviced by a servicer or a trustee (together with their respective successors and assigns, the "Servicer") selected by Lender and Lender may delegate all or any portion of its rights and responsibilities under this Note and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer.

                                   ARTICLE II
                               GENERAL CONDITIONS

     2.01 No Waiver; Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder or an Event of Default under any of the Loan Documents, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (i) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note; or (ii) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by a definitive written agreement signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. Moreover, Borrower agrees that it shall not rely on any other memoranda, written analysis, proposal or conversation or action/inaction on the possibility that the Lender might ultimately agree to a waiver of any term or provision of this Note or any other Loan Document. As negotiations may be lengthy and complex, and may not produce a definitive written agreement, the Borrower should not forego any opportunities to repay the Note in reliance on any such negotiations or any proposed written agreement that is not fully-executed.

     2.02 Secondary Market Transactions. Lender shall have the right, at Lender's expense, to include the Loan in a Secondary Market Transaction (as defined in the Mortgage), specifically


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including, but not limited to a securitization where Lender causes the Note and
Mortgage to be split into two or more notes, parts or interests, in whatever proportion Lender deems appropriate, which may be in the form of pari passu interests, senior and junior interests, or other interests, and thereafter to sell, assign, participate, syndicate or securitize all or any part of either such severed or split note and mortgage. Borrower agrees to cooperate with Lender to facilitate any such action, the transfer or disposition of the Loan, the rating of the Loan or of a securitization in which the Loan is included. Borrower's cooperation obligation shall continue until the Loan has been repaid in full, and shall include, without limitation, the following as each may be reasonably required from time to time by Lender, Servicer, or any holder of the note evidencing Borrower's obligations pursuant to the Loan:

          (a) Consenting to non-material modifications to the Loan Documents or to Borrower's organizational documents, which modifications shall not increase Borrower's financial obligations nor diminish any of Borrower's rights in connection with the Loan; and

          (b) Provision of information, reports, copies of notices and reasonable access to the collateral properties and to personnel of Borrower's property manager and of Borrower's constituent members.

     2.03 Waivers. Presentment for payment, demand, protest and notice of demand, protest and nonpayment, notice of intent to accelerate maturity, notice of acceleration of maturity and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any statute of limitations and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.

     2.04 Limit of Validity. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, including, but not limited to, the Loan Documents, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance, retention or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender (including, without limitation, payment of any Required Yield Maintenance, any late charges or similar amounts) shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including any amounts or payments deemed to be Interest), contracted for, charged, taken,


PROMISSORY NOTE - Page 9

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reserved, paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of this Note, including any extensions or renewals hereof, until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This
Section 2.04 will control all agreements between Borrower and Lender.

     2.05 Use of Funds. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes and that amounts paid to Borrower hereunder shall be disbursed in accordance with the related sources and uses statement prepared by Lender and executed by Borrower on the date hereof and that no other funds are required to be disbursed hereunder.

     2.06 Unconditional Payment. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.

     2.07 Further Assurances. Borrower shall execute and acknowledge (or cause to be executed and acknowledged) and deliver to Lender all documents, and take all actions, reasonably required by Lender from time to time to confirm the rights created under this Note and the other Loan Documents, to protect and further the validity, priority and enforceability of this Note and the other Loan Documents, to subject to the Loan Documents any property of Borrower intended by the terms of any one or more of the Loan Documents to be encumbered by the Loan Documents, or otherwise carry out the purposes of the Loan Documents and the transactions contemplated thereunder; provided, however, that no such further actions, assurances and confirmations shall increase, modify or change Borrower's obligations under this Note or under the other Loan Documents.

     2.08 Submission to Jurisdiction; Waiver of Jury Trial.

          (a) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL,
(A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE WHERE THE PROPERTY IS LOCATED OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS NOTE; (B) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN EITHER THE CITY OR THE COUNTY WHERE THE PROPERTY IS LOCATED; (C) SUBMITS TO THE JURISDICTION OF SUCH COURTS; AND (D) TO THE FULLEST EXTENT PERMITTED BY LAW,


PROMISSORY NOTE - Page 10

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AGREES THAT BORROWER WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER
FORUM AND BORROWER FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO BORROWER AT THE ADDRESS FOR NOTICES DESCRIBED ON THE FIRST PAGE HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

          (b) BORROWER, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THIS NOTE OR ANY CONDUCT, ACT OR OMISSION OF LENDER OR BORROWER, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH LENDER OR BORROWER, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

     2.09 Miscellaneous. This Note shall be interpreted, construed and enforced according to the laws of the State in which the Property is located and the applicable laws of the United States of America. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. To the extent any notice is provided hereunder or under any other Loan Document and Borrower knows or has reason to believe that any of the foregoing entities are acting as or on behalf of Lender hereunder, in addition to Lender, Borrower shall provide such notice to such entity. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. Subject to the limitations set forth in Section
1.05 above, if Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Capitalized terms used in this Note and not otherwise defined herein shall have the meaning ascribed to them in the Mortgage or in the other Loan Documents. Time is of the essence with respect to all provisions of this Note, the Mortgage and the other Loan Documents. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

     2.10 Attorney Fees. As used in this Note and in other Loan Documents, "reasonable" attorneys' fees of Lender's counsel shall mean the actual reasonable attorneys' fees of Lender's


PROMISSORY NOTE - Page 11
counsel billed at standard hourly rates of such counsel, rather than a percentage of principal and interest as provided in O.C.G.A. Section 13-1-11(a)(2).

             [No Further Text on this Page; Signature Page Follows]


PROMISSORY NOTE - Page 12

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     IN WITNESS WHEREOF, the Borrower, intending to be legally bound hereby, has duly executed this Note under seal to be effective as of the day and year first written above.

                                        BORROWER:

                                        SUN COUNTRYSIDE ATLANTA LLC,
                                        a Michigan limited liability company

                                        By: SUN QRS COUNTRYSIDE MANAGER, INC.,
                                            a Michigan corporation,
                                            its Manager


                                        By: /s/ Jonathan M. Colman        (SEAL)
                                            -----------------------------
                                        Name: Jonathan M. Colman
                                        Title: Executive Vice President

PROMISSORY NOTE - Signature Page